Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

API Technologies Corp.:

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to Registration Statement on Form S-3 and related Prospectus of API Technologies Corp. for the registration of 6,194,513 shares of its common stock and to the incorporation by reference therein of our reports dated February 9, 2012 with respect to the consolidated financial statements of API Technologies Corp. and the effectiveness of internal control over financial reporting of API Technologies Corp., included in its Form 10-KT for the six month transition period ended November 30, 2011 and our report dated August 26, 2011 with respect to the consolidated financial statements of API Technologies Corp. included in its Annual Report (Form 10-K) for the year ended May 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP

Pittsburgh, Pennsylvania

June 7, 2012